UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2012 (December 5, 2012)

DynaVox Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34716	27-1507281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Wharton Street, Suite 400, Pittsburgh, PA		15203
(Address of Principal Executive Offices)		(Zip Code)

(412) 381-4883

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

DynaVox Inc. held its annual meeting of stockholders on December 5, 2012 (the “2013 Annual Meeting”). At that meeting, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement for the 2013 Annual Meeting filed with the Securities and Exchange Commission on October 17, 2012 (File No. 001-34716) (the “2013 Proxy Statement”). The matters voted upon at the 2013 Annual Meeting and the final results of the votes were as follows:

Proposal 1. Election to the Board of Directors.

Each of the following nominees for director was elected to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified. The final voting results are set forth below:

	FOR	WITHHELD	BROKER NON-VOTES
Roger C. Holstein	18,103,736	4,013,001	5,517,790
Michael N. Hammes	20,819,657	1,306,988	5,517,790
Michael J. Herling	21,230,385	886,352	5,517,790
James W. Liken	21,237,487	879,250	5,517,790
Evan A. Marks	20,813,992	1,302,745	5,517,790
William E. Mayer	18,099,936	4,016,801	5,517,790
Augustine L. Nieto II	17,704,065	4,412,672	5,517,790
Michael J. Regan	21,276,718	840,019	5,517,790
Erin L. Russell	20,813,992	1,302,745	5,517,790
Michelle Heying Wilver	20,809,749	1,306,988	5,517,790

Proposal 2. Ratification of Independent Registered Public Accounting Firm.

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2013 was ratified. The final voting results are set forth below:

FOR	AGAINST	ABSTAIN
27,399,282	235,220	25

Proposal 3. Advisory Vote on Executive Compensation.

The compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2013 Proxy Statement pursuant to the SEC rules, including that described under the “Compensation Discussion and Analysis” section, as well as the accompanying compensation tables and the related narrative disclosure, was approved by the shareholders on an advisory basis. The final voting results are set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,255,207	4,799,330	62,200	5,517,790

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVOX INC.

By:	/s/ Marcy Smorey-Giger

Name: Marcy Smorey-Giger
Title: Chief Legal Officer

Date: December 11, 2012

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